Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 7, 2018, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-221621) and related Prospectus of Advantage Insurance Inc. dated July 26, 2018.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda

July 26, 2018